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Exhibit 10.7
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                                  AMENDMENT TWO
                                     TO THE
                              EMPLOYMENT AGREEMENT

      THIS AMENDMENT TWO, dated May 1, 2001, to the Employment Agreement dated August 1, 1998, as amended and restated on January 22, 1999 (as amended, the "Agreement"), between World Airways, Inc., a Delaware corporation ("World" or the "Company"), and Gilberto M. Duarte, Jr. ("Duarte").

      WHEREAS, the original Agreement provided Mr. Duarte the opportunity to terminate the Agreement for Good Reason if, among other things, the Company relocated its general and administrative offices to an area other than the Washington, D.C. Standard Metropolitan Statistical Area; and

      WHEREAS, the Company does not want Mr. Duarte to terminate his employment for Good Reason at this time; and

      WHEREAS, after the relocation of Company headquarters to Peachtree City, Georgia, Mr. Duarte wishes to have the same protection in the event the Company's headquarters are moved outside the Atlanta Standard Metropolitan Statistical Area; and

      WHEREAS, in order to provide stability for both the Company and Mr. Duarte after the relocation of Company headquarters to Peachtree City, Georgia, both parties wish to extend the Term of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other mutual covenants and promises contained herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Effective May 1, 2001, Section 2. Term is deleted in its entirety and replaced with the following:

      Section 2. Term. The period of employment shall be from May 1, 2001
                 ----
      through December 31, 2004, unless further extended or sooner terminated as hereafter set forth. In the absence of notice from the Chairman of the Board ("Chairman") that this Agreement will not be renewed, this Agreement shall be renewed on the same terms and conditions for one year from the date of expiration. Not later than July 1, 2004, Duarte shall initiate discussion with the Chairman regarding the renewal of this Agreement. At that time, if Duarte wishes to renew this Agreement on different terms, Duarte shall give written notice to the Chairman. If the Chairman does not wish to renew this Agreement, or wishes to renew this Agreement on different terms, the Chairman shall give written notice to Duarte not later than July 31, 2004. If the Chairman gives such a notice and the

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         parties do not agree in writing to an extension of this Agreement, it will expire at the end of the Term.

2.  In section 5(e), Termination, By Duarte for Good Reason, beginning on the
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    fourth line, delete "Washington D.C. Standard Metropolitan Statistical Area"
    and replace it with "Atlanta, Georgia, Standard Metropolitan Statistical Area."

3. Except as amended hereby, all of the terms and conditions set forth in the Agreement shall remain the same and in full force and effect. Capitalized terms used but not defined herein shall have the same meaning as in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Two as of the date and year first above written.

                                                WORLD AIRWAYS, INC.

                                                By:  ___________________________
                                                     Hollis L. Harris
                                                     Chairman and CEO

                                                     ___________________________
                                                     Gilberto M. Duarte, Jr.